Exhibit 5.1

June 25, 2018

The Board of Directors

TWDC Holdco 613 Corp.

500 South Buena Vista Street

Burbank, California 91521

TWDC Holdco 613 Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

I, as Associate General Counsel and Assistant Secretary of The Walt Disney Company, a Delaware corporation (“Disney”), or attorneys under my supervision, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) by TWDC Holdco 613 Corp., a Delaware corporation and a wholly owned subsidiary of Disney (the “Company”), of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), to be issued pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018 (the “Amended and Restated Merger Agreement”), among the Company, Disney, Twenty-First Century Fox, Inc., a Delaware corporation (“21CF”), WDC Merger Enterprises I, Inc., a Delaware corporation (“Delta Sub”), and WDC Merger Enterprises II, Inc., a Delaware corporation (“Wax Sub”), which Amended and Restated Merger Agreement is described in the Registration Statement and included as Annex A to the joint proxy statement/prospectus forming a part thereof, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a) the Restated Certificate of Incorporation of Disney in effect as of the date hereof (the “Disney Charter”);

(b) the Amended and Restated Bylaws of Disney in effect as of the date hereof (the “Disney Bylaws”);

(c) the Certificate of Incorporation of the Company in effect as of the date hereof;

(d) the Bylaws of the Company in effect as of the date hereof;

(e) resolutions adopted by the Board of Directors of Disney on June 18, 2018;

(f) resolutions adopted by the Board of Directors of the Company on June 20, 2018;

(g) various corporate records and proceedings relating to the registration and organization of the Company and the issuance by the Company of the Shares;

(h) the Registration Statement; and

(i) the Amended and Restated Merger Agreement.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I, or attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I, or attorneys under my supervision, have also assumed, that the certificate of incorporation and bylaws of the Company immediately prior to the effective time of the merger of Delta Sub with and into Disney and the merger of Wax Sub with and into 21CF pursuant to the Amended and Restated Merger Agreement will contain provisions identical to the Disney Charter and the Disney Bylaws as of the date hereof, except as otherwise permitted or required by Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

I am admitted to the bar in the District of Columbia, and I do not express any opinion as to any laws other than the DGCL. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (a) the Registration Statement has become effective under the Securities Act, (b) the stockholders of 21CF have adopted the Amended and Restated Merger Agreement and (c) the Shares to be issued pursuant to the Amended and Restated Merger Agreement (the “Issued Shares”) have been duly issued and delivered in connection with the Amended and Restated Merger Agreement as contemplated by the Registration Statement, the Issued Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to me in the Registration Statement and the prospectus constituting a part thereof under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Roger J. Patterson
Roger J. Patterson
Registered In-House Counsel in California